EX-35.3

(logo) TORCHLIGHT
INVESTORS
TORCHLIGHT LOAN SERVICES

OFFICER'S CERTIFICATE

March 13, 2014

Wells Fargo Bank Commercial Mortgage Servicing
Attn: Compliance Department
Nesha.harrell@wellsfargo.com
Lyn.smith@wellsfargo.com

Fitch, Inc.
Attention: Commercial Mortgage Surveillance
Info.cmbs@fitchratings.com

Moodys Investors Services, Inc.
Attention: CMBS Surveillance Group
cmbssurveillance@moodys.com

Deutsche Bank Trust Company Americas
1761 East St. Andrew Place
Santa Ana, CA 92705-4934
Attn: WFRBS 2012-C7
Karlene.benvenuto@db.com

Wells Fargo Bank, National Association
Attention: Corporate Trust Services
trustcompliance@wellsfargo.com
ctsservicercomplianceteam@wellsfargo.com

Kroll Bond Rating Agency
599 Lexington Avenue
New York, NY 10022
Attn: Troy W. Doll

RBS Commercial Funding Inc.
600 Washington Blvd.
Stamford, Connecticut 06901
Attn: Jim Barnard

Torchlight Investors, LLC
Attn: Bill Stasiulatis
bstasiulatis@torchlightinvestors.com

TriMont Real Estate Advisors Inc.
3424 Peachtree Road, NE, Suite 2200
Atlanta, GA 30326
Attn: J. Gregory Winchester

Wells Fargo Bank, N.A.
301 South College St., TW 30
Charlotte, NC 28288-0630
Attn: Commercial Mortgage Servicing Legal
Support
Ref: WFRBS 2012-C7

Re: WFRBS Commercial Mortgage Trust 2012-C7, Commercial Mortgage Pass-Through Certificates, Series 2012-C7

Dear Sir or Madam:

This Officer's Certificate is provided to you by Torchlight Loan Services, LLC ("Torchlight"), pursuant to Section 11.11 of that certain Pooling and Servicing Agreement ("PSA") dated as of June 1, 2012 relative to the above referenced securitization for which Torchlight acts as Special Servicer. Capitalized terms used herein shall bear the meaning ascribed to them in the PSA unless otherwise defined in this letter.

The undersigned officer, on behalf of Torchlight, hereby informs you that (i) a review of the activities of the Special Servicer during the year ending
December 31, 2013 (the "Reporting Period") and of its performance under the PSA, has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled all of its material obligations under the PSA in all material respects throughout the Reporting Period, and (iii) the Special Servicer has received no notice regarding the qualification, or challenging the status, of any Trust REMIC as a REMIC from the IRS or any other governmental agency or body.

230 Park Avenue New York, New York 10169
T 212.488.3653 F 646.253.9753
E jbaron@torchlightinvestors.com
www.torchlightinvestors.com


(page)


Sincerely,

Torchlight Loan Services, LLC
A Delaware Limited Liability Company,


By: /s/ Jacob Baron
    Jacob Baron
    Authorized Signatory


230 Park Avenue New York, New York 10169
T 212.488.3653 F 646.253.9753
E jbaron@torchlightinvestors.com
www.torchlightinvestors.com